EXHIBIT 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Pre-Effective Amendment No. 1 of the Registration Statement on Form S-4 of Corporate Property Associates 14 Incorporated of our report dated July 19, 2006 relating to the balance sheet of CPA:14 Holdings Incorporated, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
September 15, 2006